FIRST AMENDMENT TO NET LEASE AGREEMENT


     THIS AMENDMENT TO NET LEASE AGREEMENT, made and entered into effective as of the 19th day of December, 2000, by and between AEI Income & Growth Fund 23 LLC ("Fund 23"), whose corporate general partner is AEI Fund Management XXI, Inc., whose address is 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 ("Lessor"), and Razzoo's, Inc., a Texas corporation, whose address is 15950 Dallas Parkway
Suite 785, North Dallas, Texas 75248 ("Lessee");

                          WITNESSETH:

     WHEREAS, Lessor is the fee owner of a certain parcel of real property and improvements located at San Antonio, Texas, and legally described in Exhibit "A", which is attached hereto and incorporated herein by reference; and

       WHEREAS, Lessee has constructed the building and improvements (together the "Building") on the real property described in Exhibit "A", which Building is described in the plans and specifications heretofore submitted to Lessor; and

     WHEREAS, Lessee and Lessor have entered into that certain Net Lease Agreement dated April 19, 2000 (the "Lease") providing for the lease of said real property and Building (said real property and Building hereinafter referred to as the "Leased Premises"), from Lessor upon the terms and conditions therein provided in the Lease;

     NOW, THEREFORE, in consideration of the Rents, terms, covenants, conditions, and agreements hereinafter described to be paid, kept, and performed by Lessee, including the completion of the Building and other improvements constituting the Leased Premises, Lessee and Lessor do hereby agree to amend the Lease as follows:

1. Article 2(A) and (B) of the Lease shall henceforth read as follows:


ARTICLE 2.     TERM

     (A) The term of this Lease ("Term") shall be the period commencing April 19, 2000 ("Occupancy Date") through the effective date hereof, plus Fifteen (15) consecutive "Lease Years", as hereinafter defined, commencing on the effective date hereof, with the contemplated initial term hereof ending on December 31, 2015.

   (B) The first full Lease Year shall commence on the date of this First Amendment and continue through December 31, 2001. Each
Lease Year after the first Lease Year shall be a successive period of twelve (l2) calendar months.


2.   Article 4(A) of the Lease shall henceforth read as follows:

ARTICLE 4.  RENT PAYMENTS

     (A)  Annual Rent Payable for the  first and  second   Lease   Year:
          Lessee shall pay to Lessor an annual Base Rent of $338,836.88 which amount shall be payable in advance on the first day of each month in equal monthly installments of $28,236.41 to Fund
          23. If the first day of the Lease Term is not the first day of a calendar month, then the monthly Rent payable for that partial month shall be a prorated portion of the equal monthly installment of Base Rent.

3. Lessee has accepted delivery of the Leased Premises and has entered into occupancy thereof;

4. Lessee has fully inspected the Premises and found the same to be as required by the Lease, in good order and repair, and all conditions under the Lease to be performed by the Lessor have been satisfied;

5. As of this date, the Lessor is not in default under any of the terms, conditions, provisions or agreements of the Lease and the undersigned has no offsets, claims or defenses against the Lessor with respect to the Lease.

6. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

7. The Lease shall henceforth contain the Exhibit B attached hereto and now hereby incorporated into the Lease; Lessor is the owner of the equipment listed on Exhibit B and Lessee is leasing such equipment from Lessor as set forth in the Lease.

8. Article 34 of the Lease, "Development Financing Agreement" is hereby deleted.

9. All other terms and conditions of the Lease shall remain in full force and effect.


IN WITNESS WHEREOF, Lessor and Lessee have respectively signed and sealed this Lease as of the day and year first above written.


                     LESSEE:  RAZZOO'S, INC.,

                                   By: /s/ D Fricke
                                   Its: Dir of Finance & Accting




[Remainder of page intentionally left blank]
LESSOR:        AEI INCOME & GROWTH FUND 23 LLC

                By:  AEI  FUND MANAGEMENT XXI, INC., a
                     Minnesota corporation

                    By: /s/ Robert P Johnson
                            Robert P. Johnson, President




                              EXHIBIT "A"

                               1 of 2

                      METES & BOUNDS DESCRIPTION


A 2.040 acre (88,898 square feet) tract of land being a portion of Lot 1, Block 1, NCB 17115, Brookhollow Subdivision, Unit 1, and addition to the City of San Antonio, Bexar County, Texas according to the map or plat thereof, recorded in Volume 9100, Page 178, Deed and Plat Records of Bexar County, Texas and being more particularly described as follows:

Commencing:    at    a   found  1/2  inch  iron pin in  the  east
               right-of-way  line  of U.S.  Hwy  281  (San  Pedro
               Avenue) at the north most corner of the above referenced Lot 1;


Thence: S 17 05' 30" W for a distance of 320.37 feet along the west right-of-way line of U.S. Hwy 281 and the west line of the above referenced Lot 1 to a set 1/2 inch iron pin with Vickrey & Associates property corner cap and the POINT OF BEGINNING of this tract;


Thence: S 71 10' 50" E passing a set 1/2 inch iron pin with Vickrey & Associates property corner cap at 282.08 feet a total distance of 328.87 feet to a set 1/2 inch iron pin with a Vickrey & Associates property corner cap;


Thence: S 18 49' 10" W for a distance of 220.38 feet to a set 1/2 inch iron pin with a Vickrey &
               Associates property corner cap;


Thence: S 35 39' 39" W for a distance of 84.40 feet to a set 1/2 inch iron pin with Vickrey & Associates property corner cap, said point being in the northeast right-of-way line of Central Parkway North and the southwest line of the above referenced Lot 1;


Thence:        along    the   northeast  right-of-way   line   of
               Central Parkway North and the southwest line of the above referenced Lot 1, the following courses;

               N 54 20' 21" W for a distance of 6.43 feet to a found 1/2 inch iron pin;

               239.83 feet along a curve to the left, said curve having a radius of 740.00 feet, a delta angle of 18 34' 09" and a chord bearing and distance of N 63 37' 25" W, 238.78 feet to a set 1/2 inch iron pin with a Vickrey & Associates Property corner cap;


               N 72 54' 30" W for a distance of 10.46 feet to a found 1/2 inch iron pin and a point of curvature;

               55.40 feet along a curve to the right, said curve having a radius of 45.00 feet, a delta angle of 70 32' 15" and a chord bearing and distance of N 37 38' 22" W, 51.97 feet to a found 80 D nail and a point of compound curvature;

               3.40 feet along a curve to the right, said curve having a radius of 10.00 feet, a delta angle of 19 28' 36" and a chord bearing a distance of N 09 28' 42" E, 3.38 feet to a set 1/2 inch iron pin with a Vickrey & Associates property corner cap, said point being in the east right-of-way line of U.S. Hwy 281;


Thence: N 17 05' 30" E, for a distance of 236.29 feet along the east right-of-way line of U.S. Hwy 281 and the west line of the above referenced Lot 1 to the
               POINT   OF  BEGINNING  and  containing 2.040 acres
               (88,898 square feet) of land.





                            Exhibit B



Walk-In Cooler/Freezer/Beer Cooler (Coldzone, Model #MPL-2C2, Job
#11876-1)